UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2010
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     This amendment is being filed to revise the first sentence of the Current Report on Form 8-K, dated February 9, 2010 (the “Original 8-K”), filed by Coeur d’Alene Mines Corporation, to read as follows: “Coeur d’Alene Mines Corporation (the ‘Company’) is hereby reporting certain events and filing certain exhibits in connection with its public offering of $100,000,000 aggregate principal amount of its Senior Term Notes due December 31, 2012 (the ‘Notes’) and a number of shares of common stock of the Company equal to $3,750,000 divided by 90% of the average of the four lowest daily volume weighted average prices of the shares of common stock of the Company during the ten trading days commencing February 10, 2010 (the ‘Shares’).” The Original 8-K identified the commencement date of this ten trading day period as February 8, 2010.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 in its entirety by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Description of Exhibit
5.1	Opinion Letter of Kelli Kast, Esq.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2010	Coeur d’Alene Mines Corporation
	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5.1	Opinion Letter of Kelli Kast, Esq.

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